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                                                                  Exhibit 10.59


                                AMENDMENT TO THE

           METROPOLITAN LIFE SUPPLEMENTAL RETIREMENT BENEFITS PLAN

         The METROPOLITAN LIFE SUPPLEMENTAL RETIREMENT BENEFITS PLAN ("Plan") is hereby amended as follows:

         1.       Article 1 of the Plan is hereby amended to provide as follows:

                  "Article 1 - PURPOSE OF PLAN

                  The purpose of the Plan is to provide to certain participants employed by Metropolitan Life Insurance Company (the Company) and Metropolitan Property and Casualty Insurance Company (the Subsidiary) and their beneficiaries under the Metropolitan Life Retirement Plan for United States Employees ("the Retirement Plan") the excess amount that would have been payable under the Retirement Plan in the absence of the limitations under (i) section 415 of the Internal Revenue Code of 1986 (as amended) ("the Internal Revenue Code"), (ii) section 1.415-2(d)(2) of the Income Tax Regulations that excludes salary deferred under the Company's deferred salary and sales commission arrangements, and (iii)
         section 401(a)(17) of the Internal Revenue Code."




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         2.       Article 2 of the Plan is hereby amended as follows:

         "Article 2 - PARTICIPATION

                  A Participant is any Company or Subsidiary employee participating in the Retirement Plan who (i) is listed on Appendix A;
         (ii) is in a compensation grade of 36 or higher; (iii) is a member of the President's Council for 3-consecutive years participating in the MetLife Executive Life Insurance Program; or (iv) has been inducted into the Sales Representative Hall of Fame and has attained the age of
         65. Upon an individual becoming a Participant on or after January 1, 1995, his or her benefits under Article 3A shall be payable in lieu of any benefits that he or she forfeited under the New Metropolitan Life Auxiliary Retirement Benefits Plan or the New Metropolitan Life Supplemental Auxiliary Retirement Benefits Plan."

3.       4.       Article 4 of the Plan is hereby amended as follows:

         "Article 4.  UNFUNDED PLAN.
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                  The Plan is completely unfunded, and payment of benefits is supported only by the general assets of the Company or the Subsidiary. This Plan is entirely separate from the Retirement Plan, the Metropolitan Life Auxiliary Retirement Benefits Plan, the New Metropolitan Life Auxiliary Retirement Benefits Plan, and the New Metropolitan Supplemental Auxiliary Retirement Benefits Plan, and Participation in this



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         Plan gives a Participant no right to any funds or assets of the
         Retirement Plan, the Metropolitan Life Auxiliary Retirement Benefits Plan, the New Metropolitan Life Auxiliary Retirement Benefits Plan, or the New Metropolitan Life Supplemental Auxiliary Retirement Benefits Plan. The fact that contracts or certificates of the Company may be distributed to recipients of benefits under the Retirement Plan in discharge of the Company's or the Subsidiary's obligations thereunder shall in no way entitle a Participant in this Plan to receive any such contract or certificate in discharge of the Company's or the Subsidiary's obligations hereunder."

4.       Article 6 of the Plan is hereby amended as follows:

         "Article 6.  EFFECT OF TAXES

                  In making payments under this Plan, the Company and the Subsidiary shall withhold any Federal, state or local income or other taxes it determines that it is legally obligated to withhold. In the event the payments received by the Participant incur greater tax burdens (whether income, estate or other tax burdens) than would such payments if they had been able to be received under the Retirement Plan, the Company and the Subsidiary shall have no obligation to reimburse the Participant for such greater tax burdens."



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5.       Appendix A is hereby added at the end of the Plan.  Appendix A shall provide as follows:

                  "Appendix A. LIST OF ADDITIONAL INDIVIDUALS COVERED UNDER THIS PLAN. The following additional individuals are also covered under this Plan:

         Anthony E. Amodeo
         Oliver N. Greeves
         William D. Kerrigan
         Alan E. Lazarescu
         Felix Schirripa
         Anthony F. Trani"

6.       This amendment shall be effective on January 1, 1999.

         IN WITNESS WHEREOF, the Company has caused this amendment to be executed in its name and behalf this ___ day of _______ , 2001, by its officer thereunto duly authorized.

                                           METROPOLITAN LIFE INSURANCE COMPANY



                                           By
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ATTEST:



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